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                                                                    Exhibit 21.1


                         List of Subsidiaries of Watson


Name                                               Jurisdiction of Incorporation
-----                                              -----------------------------

Bears Acquisition Corp k/n/a Jazz Merger Corp.               Delaware

Chelsea Laboratories, Inc.                                   New York

Chelsea Laboratories Caribe, Inc.                            Delaware

Circa Pharmaceuticals, Inc.                                  New York

Nicobrand Limited                                            Northern Ireland

Oclassen Pharmaceuticals, Inc.                               Delaware

Royce Laboratories, Inc.                                     Florida

Rugby Laboratories, Inc.                                     New York

The Rugby Group, Inc.                                        New York

Watson Laboratories, Inc.                                    Nevada

Watson Pharmaceuticals (Asia) Ltd.                           Territory of the

                                                              British Virgin

                                                              Island